Exhibit 99.3

 Joinder Agreement
For
Richard Dobb

The undersigned hereby agrees to be bound by the terms and conditions of the Employment Security Plan of Internap Network Services, Inc., dated as of November 14, 2007, as if he or she initially had executed such Plan as a party thereto, and, without by implication limiting the foregoing, agrees to each acknowledgment, covenant and other agreement contained therein.

Notwithstanding the provisions of the Employment Security Plan, (i) the Applicable Multiple for a Qualifying Termination During a Protection Period listed on Schedule B shall be two (2) and (ii) any Bonus payable to the Executive with respect to 2007 shall be computed as if the Executive’s employment with Company had commenced on January 1, 2007.

                                    /s/ Richard Dobb
                                    Employee

                                    November 14, 2007
                                    Date

Accepted:
INTERNAP NETWORK SERVICES, INC.

By:  /s/ Eric Suddith
Its:  Vice President, Human Resources
Date:  November 14, 2007